SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 2, 2007

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas (Address of principal executive offices)	77002 (Zip code)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
On March 2, 2007, Natural Resource Partners L.P. amended its Credit Agreement to eliminate certain restrictions related to its outstanding senior notes. A copy of the amendment is attached as Exhibit 10.1 to this Form 8-K.
Item 8.01. Other Events.
Natural Resource Partners L.P. announced today that its general partner’s Board of Directors has approved a two-for-one split for all of the partnership’s outstanding units. The unit split will entitle each unitholder of record at the close of business on April 2, 2007 to receive one additional limited partner unit for every limited partner unit held on that date.
The press release announcing the unit split is included as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements And Exhibits.
     (c)  Exhibits

10.1	Second Amendment to Credit Agreement, dated March 2, 2007 by and among NRP (Operating) LLC, Citibank and the other lenders party thereto.

99.1	Press Release dated March 6, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)
By:	NRP (GP) LP
its General Partner

By:	GP Natural Resource Partners LLC

/s/ Wyatt L. Hogan
Wyatt L. Hogan
Vice President and General Counsel
Dated: March 6, 2007

Index to Exhibits

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement, dated March 2, 2007 by and among NRP (Operating) LLC, Citibank and the other lenders party thereto.

99.1	Press Release dated March 6, 2007.